Exhibit (h)(2)(iv)


                               AMENDED SCHEDULE A


         This Amended Schedule A, dated as of October 25, 2001, replaces Schedule A to the Administration Agreement dated March 1, 1998 between Whitehall Funds Trust and PFPC Inc.


                              Whitehall Growth Fund
                        Whitehall Growth and Income Fund
                          Whitehall Enhanced Index Fund
                            Whitehall High Yield Fund
                              Whitehall Income Fund


WHITEHALL FUNDS TRUST


By:      /S/ JOSEPH E. BRESLIN
         ---------------------
         Name:    Joseph E. Breslin
         Title:   President


PFPC INC.


By:      /S/ STEPHEN M. WYNNE
         --------------------
         Name:    Stephen M. Wynne
         Title:   Executive Vice President